--------------------------------------------------------------------------------
                                          MARCH 1, 2001 | PROSPECTUS
--------------------------------------------------------------------------------


J.P. MORGAN INTERNATIONAL EQUITY FUNDS

International Equity Fund

European Equity Fund

International Opportunities Fund

Emerging Markets Equity Fund

                                        ----------------------------------------
                                        Seeking high total return primarily from stocks outside the United States

This prospectus contains essential information for anyone investing in these funds. Please read it carefully and keep it for reference.

As with all mutual funds, the fact that these shares are registered with the Securities and Exchange Commission does not mean that the commission approves them or guarantees that the information in this prospectus is correct or adequate. It is a criminal offense to state or suggest otherwise.

Distributed by Funds Distributor, Inc.                                  JPMorgan

CONTENTS
--------------------------------------------------------------------------------

      2 |   J.P. MORGAN INTERNATIONAL EQUITY FUNDS

            Each fund's goal, principal strategies,
                       principal risks, performance
                                       and expenses

            J.P. Morgan International Equity Fund .............................2

            J.P. Morgan European Equity Fund ..................................4

            J.P. Morgan International Opportunities Fund ......................6

            J.P. Morgan Emerging Markets Equity Fund ..........................8


      10 |  INTERNATIONAL EQUITY MANAGEMENT APPROACH

            Principles and techniques common
             to the funds in this prospectus

            J.P. Morgan ......................................................10

            J.P. Morgan international equity funds ...........................10

            The spectrum of international equity funds .......................10

            Who may want to invest ...........................................10

            International equity investment process ..........................11


      12 |  YOUR INVESTMENT

            Investing in the J.P. Morgan
              International Equity Funds

            Investing through a financial professional .......................12

            Investing through an employer-sponsored retirement plan ..........12

            Investing through an IRA or rollover IRA .........................12

            Investing directly ...............................................12

            Opening your account .............................................12

            Adding to your account ...........................................12

            Selling shares ...................................................13

            Account and transaction policies .................................13

            Dividends and distributions ......................................14

            Tax considerations ...............................................14


      15 |  FUND DETAILS

            More about risk and the funds'
                       business operations

            Master/Feeder structure ..........................................15

            Management and administration ....................................15

            Risk and reward elements .........................................16

            Financial highlights .............................................18

            FOR MORE INFORMATION .....................................back cover

J.P. MORGAN INTERNATIONAL
EQUITY FUND                              TICKER SYMBOL: PPIEX
--------------------------------------------------------------------------------
                                         REGISTRANT: J.P. MORGAN FUNDS
                                         (J.P. MORGAN INTERNATIONAL EQUITY FUND)

RISK/RETURN SUMMARY

[GRAPHIC]   For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 16-17.

[GRAPHIC]   GOAL

            The fund's goal is to provide high total return from a portfolio of foreign company equity securities. This goal can be changed without shareholder approval.

            INVESTMENT APPROACH

[GRAPHIC]   Principal Strategies

The fund invests primarily in equity securities from developed countries included in the Morgan Stanley Capital International Europe, Australasia, and Far East Index (EAFE), which is the fund's benchmark. The fund typically does not invest in U.S. companies.

The fund's industry weightings generally approximate those of the EAFE Index, although it does not seek to mirror the index in its choice of individual securities, and may overweight or underweight countries relative to the EAFE Index. In choosing stocks, the fund emphasizes those that are ranked as undervalued according to J.P. Morgan's proprietary research, while underweighting or avoiding those that appear overvalued. The fund makes its currency management decisions as described on pages 11 and 16.

Principal Risks

The value of your investment in the fund will fluctuate in response to movements in international stock markets and currency exchange rates. Fund performance will also depend on the effectiveness of J.P. Morgan's research and the management team's stock picking and currency management decisions.

In general, international investing involves higher risks than investing in U.S. markets but offers attractive opportunities for diversification. Foreign markets tend to be more volatile than those of the U.S., and changes in currency exchange rates could reduce market performance. To the extent that the fund hedges its currency exposure into the U.S. dollar, it may reduce the effects of currency fluctuations. The fund may also hedge from one foreign currency to another. Foreign stocks are generally riskier than their domestic counterparts. You should be prepared to ride out periods of underperformance.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase which currently manages over $700 billion, including approximately $____ billion using similar strategies as the fund.


The portfolio management team is led by Paul A. Quinsee, managing director, who joined the team in April of 1993 and has been at J.P. Morgan since 1992, by Nigel F. Emmett, vice president, who has been on the team since joining J.P. Morgan in August of 1997, and by Jenny C. Sicat, vice president, who joined the team in August 2000 and has been at J.P. Morgan since 1995. Previously, Mr. Emmett was an assistant manager at Brown Brothers Harriman and Co. and a portfolio manager at Gartmore Investment Management. Prior to joining the team, Ms. Sicat was a portfolio manager in Emerging Markets focusing on currencies and derivatives.

--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o     There is no assurance that the fund will meet its investment goals.

o     The fund does not represent a complete investment program.


2 | J.P. MORGAN INTERNATIONAL EQUITY FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan International Equity Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last 10 calendar years.

The table indicates some of the risks by showing how the fund's average annual returns for the past one, five years and ten years compare to those of the EAFE Index. This is an unmanaged index used to track the average performance of over 900 securities listed on the stock exchanges of countries in Europe, Australasia and the Far East.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]

-----------------------------
Year-by-year total return (%) Shows changes in returns by calendar year(1)
--------------------------------------------------------------------------------

 1991     1992     1993   1994   1995   1996   1997    1998   1999     2000
 ----     ----     ----   ----   ----   ----   ----    ----   ----     ----

10.58   (10.77)   24.37   5.65   7.59   8.41   1.17   13.48  29.92   (18.05)

      o     J.P. Morgan International Equity Fund

      For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 20.23% (for the quarter ended 12/31/98); and the lowest quarterly return was -18.05% (for the quarter ended 9/30/98).

-------------------------------
                                Shows performance over time, for periods ended
Average annual total return (%) December 31, 2000(2)
--------------------------------------------------------------------------------


                                                          Past 1 yr.     Past 5 yrs.  Past 10 yrs.

J.P. Morgan International Equity Fund (after expenses)      -18.05          5.79          5.01
--------------------------------------------------------------------------------------------------
EAFE Index (no expenses)                                    -14.17          7.13          6.29
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.60

Distribution (Rule 12b-1) fees                                              none

Other expenses                                                              0.70
================================================================================
Total annual fund
operating expenses                                                          1.30
================================================================================

--------------------------------------------------------------------------------
Expense example
--------------------------------------------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total operating expenses unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                               1 yr.   3 yrs.   5 yrs.   10 yrs.
Your cost($)                                     132      412      713     1,568
--------------------------------------------------------------------------------

(1)   The fund's fiscal year end is 10/31.

(2) The fund commenced operations on 6/1/90 and performance is calculated as of 6/30/90.

(3) The fund has a master/feeder structure as described on page 15. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of the fund's average net assets.

                                       J.P. MORGAN INTERNATIONAL EQUITY FUND | 3

J.P. MORGAN EUROPEAN EQUITY FUND
--------------------------------------------------------------------------------
                                              REGISTRANT: J.P. MORGAN FUNDS
                                              (J.P. MORGAN EUROPEAN EQUITY FUND)

            RISK/RETURN SUMMARY

[GRAPHIC]   For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 16-17.

[GRAPHIC]   GOAL

            The fund's goal is to provide high total return from a portfolio of European company equity securities. This goal can be changed without shareholder approval.

            INVESTMENT APPROACH

[GRAPHIC]   Principal Strategies

The fund invests primarily in equity securities from the 14 countries included in the Morgan Stanley Capital International (MSCI) Europe Index, which is the fund's benchmark. The fund typically does not invest in U.S. companies.

The fund focuses on stock picking, emphasizing those stocks that are ranked as undervalued according to J.P. Morgan's proprietary research, while underweighting or avoiding those that appear overvalued. The fund generally keeps its industry weightings similar to those of the MSCI Europe Index, although it does not seek to mirror the index in its choice of individual securities. The fund makes its country allocation and currency management decisions as described on pages 11 and 16.

Principal Risks

The value of your investment in the fund will fluctuate in response to movements in European stock markets and currency exchange rates. Fund performance will also depend on the effectiveness of J.P. Morgan's research and the management team's stock picking and currency management decisions.

In general, international investing involves higher risks than investing in U.S. markets but offers attractive opportunities for diversification. Foreign markets tend to be more volatile than those of the U.S., and changes in currency exchange rates could reduce market performance. To the extent that the fund hedges its currency exposure into the U.S. dollar, it may reduce the effects of currency fluctuations. The fund may also hedge from one foreign currency to another. Foreign stocks are generally riskier than their domestic counterparts. You should be prepared to ride out periods of underperformance.



An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages approximately $700 billion, including more than $____ billion using similar strategies as the fund.

The portfolio management team is led by Paul A. Quinsee, managing director, who has been at J.P. Morgan since 1992, by Nigel F. Emmett, vice president, who has been on the team since August of 1997, and by Jenny C. Sicat, vice president, who joined the team in August 2000 and has been at J.P. Morgan since 1995. Previously, Mr. Emmett was an assistant manager at Brown Brothers Harriman and Co. and a portfolio manager at Gartmore Investment Management. Prior to joining the team, Ms. Sicat was a portfolio manager in Emerging Markets focusing on currencies and derivatives.


--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

O     There is no assurance that the fund will meet its investment goals.

O     The fund does not represent a complete investment program.


4 | J.P. MORGAN EUROPEAN EQUITY FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan European Equity Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last 4 calendar years.

The table indicates some of the risks by showing how the fund's average annual returns for the past one year and life of the fund compare to those of the MSCI Europe Index. This is an unmanaged index comprised of more than 600 companies in 14 European countries.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

-----------------------------
Year-by-year total return (%) Shows changes in returns by calendar year(1)
--------------------------------------------------------------------------------
                                                  1997    1998    1999     2000

                                                 22.10   19.70   20.27   (15.96)

      o     J.P. Morgan European Equity Fund

      For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 18.61% (for the quarter ended 12/31/99); and the lowest quarterly return was -18.16% (for the quarter ended 9/30/98).

-------------------------------
                                Shows performance over time, for periods ended
Average annual total return (%) December 31, 2000(2)
--------------------------------------------------------------------------------


                                                        Past 1 yr.  Life of fund
J.P. Morgan European Equity Fund (after expenses)         -15.96       12.12
--------------------------------------------------------------------------------
MSCI Europe Index (no expenses)                            -8.39       15.37
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.65

Distribution (Rule 12b-1) fees                                              none

Other expenses                                                              1.48
================================================================================
Total operating expenses                                                    2.13
Fee waiver and expense
reimbursement(4)                                                            0.63
================================================================================
Net expenses(4)                                                             1.50
================================================================================

--------------------------------------------------------------------------------
Expense example(4)
--------------------------------------------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 3/1/01 through 2/28/02 and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                               1 yr.   3 yrs.   5 yrs.   10 yrs.
Your cost($)                                     153      606    1,086     2,412
--------------------------------------------------------------------------------

(1) The fund's fiscal year end is 11/30. Prior to 1998, the fund's fiscal year end was 12/31.


(2) The fund commenced operations on 5/13/96. For the period 2/29/96 through 5/31/96 returns reflect performance of J.P. Morgan Institutional European Equity Fund (a separate feeder fund investing in the same master portfolio) which commenced operations on 2/29/96. These returns reflect lower operating expenses than those of the fund. Therefore, these returns may be higher than the fund's would have been had it existed during the same period.


(3) The fund has a master/feeder structure as described on page 15. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of the fund's average net assets.


(4) Reflects an agreement dated 3/1/01 by Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses exceed 1.50% (excluding interest, taxes and extraordinary expenses) of the fund's average daily net assets through 2/28/02.


                                            J.P. MORGAN EUROPEAN EQUITY FUND | 5

J.P. MORGAN INTERNATIONAL
OPPORTUNITIES FUND                TICKER SYMBOL: PPIOX
--------------------------------------------------------------------------------
                                  REGISTRANT: J.P. MORGAN FUNDS
                                  (J.P. MORGAN INTERNATIONAL OPPORTUNITIES FUND)

            RISK/RETURN SUMMARY

[GRAPHIC]   For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 16-17.

[GRAPHIC]   GOAL

            The fund's goal is to provide high total return from a portfolio of equity securities of foreign companies in developed and, to a lesser extent, emerging markets. This goal can be changed without shareholder approval.

            INVESTMENT APPROACH

[GRAPHIC]   Principal Strategies

The fund's assets are invested primarily in companies from developed markets other than the U.S. The fund's assets may also be invested to a limited extent in companies from emerging markets. Developed countries include Australia, Canada, Japan, New Zealand, the United Kingdom, and most of the countries of western Europe; emerging markets include most other countries in the world.

The fund focuses on stock picking, emphasizing those stocks that are ranked as undervalued according to J.P. Morgan's proprietary research, while underweighting or avoiding those that appear overvalued. While the fund generally follows the process described on page 11, its country allocations and sector weightings may differ significantly from those of the MSCI All Country World Index Free (ex-U.S.), the fund's benchmark. The fund makes its currency management decisions as described on pages 11 and 16.

Principal Risks

The value of your investment in the fund will fluctuate in response to movements in international stock markets and currency exchange rates. Fund performance will also depend on the effectiveness of J.P. Morgan's research and the management team's stock picking and currency management decisions.

In general, international investing involves higher risks than investing in U.S. markets but offers attractive opportunities for diversification. Foreign markets tend to be more volatile than those of the U.S., and changes in currency exchange rates could reduce market performance. These risks are higher in emerging markets. To the extent that the fund hedges its currency exposure into the U.S. dollar, it may reduce the effects of currency fluctuations. The fund may also hedge from one foreign currency to another. However, the fund does not typically use this strategy for its emerging markets currency exposure. Foreign stocks are generally riskier than their domestic counterparts. You should be prepared to ride out periods of under-performance.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages approximately $700 billion, including approximately $___ billion using similar strategies as the fund.


The portfolio management team is led by Paul A. Quinsee, managing director, who joined the team in April 1993 and has been at J.P. Morgan since 1992, by Andrew
C. Cormie, managing director, who has been an international equity portfolio manager since 1997 and employed by J.P. Morgan since 1984, by Nigel F. Emmett, vice president, who has been on the team since joining J.P. Morgan in August 1997, and by Jenny C. Sicat, vice president, who joined the team in August 2000 and has been at J.P. Morgan since 1995. Previously, Mr. Emmett was an assistant manager at Brown Brothers Harriman Company and a portfolio manager at Gartmore Investment Management. Prior to joining the team, Ms. Sicat was a portfolio manager in Emerging Markets focusing on currencies and derivatives.

--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o     There is no assurance that the fund will meet its investment goals.

o     The fund does not represent a complete investment program.

6 | J.P. MORGAN INTERNATIONAL OPPORTUNITIES FUND

--------------------------------------------------------------------------------

PERFORMANCE (UNAUDITED)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan International Opportunities Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last 3 calendar years.

The table indicates some of the risks by showing how the fund's average annual return for the past one year and life of the fund compare to that of the MSCI All Country World Index Free (ex.-U.S.). This is an unmanaged index that measures developed and emerging foreign stock market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

----------------
Total return (%) Shows changes in returns by calendar year(1)
--------------------------------------------------------------------------------

                                                          1998    1999     2000

                                                          3.47   40.05   (16.40)

      o     J.P. Morgan International Opportunities Fund

      For the period covered by this total return chart, the fund's highest quarterly return was 21.81% (for the quarter ended 12/31/98); and the lowest quarterly return was -21.38% (for the quarter ended 9/30/98).

-------------------------------
                                Shows performance over time, for periods ended
Average annual total return (%) December 31, 2000(2)
--------------------------------------------------------------------------------


                                                                     Past 1 yr.      Life of fund
J.P. Morgan International Opportunities Fund (after expenses)          -16.40            5.64
-------------------------------------------------------------------------------------------------
MSCI All Country World Index Free (ex-U.S.) (no expenses)              -15.09            6.85
-------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.60

Distribution (Rule 12b-1) fees                                              none

Other expenses                                                              0.61
================================================================================
Total annual fund
operating expenses                                                          1.21
================================================================================

--------------------------------------------------------------------------------
Expense example
--------------------------------------------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total operating expenses unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                               1 yr.   3 yrs.   5 yrs.   10 yrs.
Your cost($)                                     123      384      665     1,466
--------------------------------------------------------------------------------

(1)   The fund's fiscal year end is 11/30.

(2) The fund commenced operations on 2/26/97 and performance is calculated as of 2/28/97.

(3) The fund has a master/feeder structure as described on page 15. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of the fund's average net assets


                                J.P. MORGAN INTERNATIONAL OPPORTUNITIES FUND | 7

J.P. MORGAN EMERGING
MARKETS EQUITY FUND                   TICKER SYMBOL: PPEEX
--------------------------------------------------------------------------------
                                      REGISTRANT: J.P. MORGAN FUNDS
                                      (J.P. MORGAN EMERGING MARKETS EQUITY FUND)

            RISK/RETURN SUMMARY

[GRAPHIC]   For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 16-17.

[GRAPHIC]   GOAL

            The fund's goal is to provide high total return from a portfolio of equity securities from emerging markets issuers. This goal can be changed without shareholder approval.

            INVESTMENT APPROACH

[GRAPHIC]   Principal Strategies

The fund invests primarily in equity securities from countries whose economies or stock markets are less developed. The fund may also invest to a lesser extent in debt securities of these countries. This designation currently includes most countries in the world except Australia, Canada, Japan, New Zealand, the United Kingdom, the U.S., and most of the countries of western Europe.

The fund makes its country allocation decisions as described on page 11 and may overweight or underweight countries relative to its benchmark, the Morgan Stanley Capital International (MSCI) Emerging Markets Free Index. The fund emphasizes stocks that are ranked as undervalued, while underweighting or avoiding stocks that appear overvalued. The fund typically maintains full currency exposure to those markets in which it invests. However, the fund may from time to time hedge a portion of its foreign currency exposure into the U.S. dollar.

Principal Risks

The value of your investment in the fund will fluctuate in response to movements in international stock and bond markets, interest rates and currency exchange rates. Fund performance will also depend on the effectiveness of J.P. Morgan's research and the management team's country allocation and stock picking decisions.

In general, international investing involves higher risks than investing in U.S. markets but offers attractive opportunities for diversification. Because emerging markets carry higher risks than developed markets, the fund's performance is likely to be more volatile than that of many other international equity funds. To the extent that the fund hedges its currency exposure into the U.S. dollar, it may reduce the effects of currency fluctuations. Foreign securities are generally riskier than their domestic counterparts. You should be prepared to ride out periods of underperformance.

By emphasizing undervalued stocks, the fund has the potential to produce returns that exceed those of the fund's benchmark. At the same time, the fund seeks to limit its volatility to that of the benchmark.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages approximately $700 billion, including more than $___ billion using similar strategies as the fund.

The management team is led by Satyen Mehta, managing director, who has been at J.P. Morgan since 1984, and Peter Clark, vice president, who has been at J.P. Morgan since 1968. Mr. Mehta has been on the team since the fund's inception. Mr. Clark joined the team in 1999.


--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o     There is no assurance that the fund will meet its investment goals.

o     The fund does not represent a complete investment program.


8 | J.P. MORGAN EMERGING MARKETS EQUITY FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Emerging Markets Equity Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last 7 calendar years.

The table indicates some of the risks by showing how the fund's average annual returns for the past one and five years and life of the fund compare to those of the MSCI Emerging Markets Free Index. This is a widely recognized, unmanaged index of emerging markets stocks used as a measure of overall emerging market equity performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

-----------------------
Year-by-year return (%) Shows changes in returns by calendar year(1)
--------------------------------------------------------------------------------

                     1994      1995    1996    1997      1998     1999     2000

                    (7.58)   (10.03)   8.50   (7.63)   (30.79)   59.10   (30.36)

      o     J.P. Morgan Emerging Markets Equity Fund

      For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 25.83% (for the quarter ended 12/31/99); and the lowest quarterly return was -23.69% (for the quarter ended 6/30/98).

-------------------------------
                                Shows performance over time, for periods ended
Average annual total return (%) December 31, 2000(2)
--------------------------------------------------------------------------------


                                                                 Past 1 yr.      Past 5 yrs.    Life of fund
J.P. Morgan Emerging Markets Equity Fund (after expenses)          -30.36           -5.13           -4.26
------------------------------------------------------------------------------------------------------------
MSCI Emerging Markets Equity Free (no expenses)                    -30.61           -4.17           -2.64
------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.


--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             1.00

Distribution (Rule 12b-1) fees                                              none

Other expenses                                                              0.96
Total operating expenses                                                    1.96

Fee waiver and expense
reimbursement(4)                                                            0.21
Net expenses(4)                                                             1.75


--------------------------------------------------------------------------------
Expense example(4)
--------------------------------------------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 3/1/01 through 2/28/02 and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                               1 yr.   3 yrs.   5 yrs.   10 yrs.
Your cost($)                                     178      595    1,038     2,268
--------------------------------------------------------------------------------

(1)   The fund's fiscal year end is 10/31.

(2) The fund commenced operations on 11/15/93 and performance calculated as of 11/30/93.

(3) The fund has a master/feeder structure as described on page 15. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of the fund's average net assets.


(4) Reflects an agreement dated 3/1/01 by Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses exceed 1.75% (excluding interest, taxes and extraordinary expenses) of the fund's average daily net assets through 2/28/02.


                                    J.P. MORGAN EMERGING MARKETS EQUITY FUND | 9

INTERNATIONAL EQUITY MANAGEMENT APPROACH
--------------------------------------------------------------------------------

J.P. MORGAN


Known for its commitment to proprietary research and its disciplined investment strategies, J.P. Morgan Chase is the asset management choice for many of the world's most respected corporations, financial institutions, governments, and individuals. J.P. Morgan Chase employs over ___ analysts and portfolio managers around the world and has more than $700 billion in assets under management.


J.P. MORGAN INTERNATIONAL EQUITY FUNDS

These funds invest primarily in stocks and other equity securities of companies outside the U.S. through a master portfolio (another fund with the same goal). As a shareholder, you should anticipate risks and rewards beyond those of a typical U.S. stock fund.

THE SPECTRUM OF INTERNATIONAL EQUITY FUNDS

The funds described in this prospectus pursue a range of goals and offer varying degrees of risk and potential reward. Differences between these funds include:

o     the parts of the world in which they invest

o     how closely they follow the weightings of their benchmarks

o     how many securities they typically maintain in their portfolios

o     the relative weighting of stocks in developed vs. emerging markets

The table below shows degrees of the relative risk and return that these funds potentially offer. These and other distinguishing features of each international equity fund were described on the preceding pages.

--------------------------------------------------------------------------------
Potential risk and return
--------------------------------------------------------------------------------

                                The positions of the funds in this graph reflect long-term performance goals only and are relative, not absolute.

                   [Potential risk and return graph omitted.]

--------------------------------------------------------------------------------

Who May Want to Invest

The funds are designed for investors who:

o     are pursuing a long-term goal

o want to add a non-U.S. investment with growth potential to further diversify a portfolio

o want funds that seek to consistently outperform the markets in which they invest

The funds are not designed for investors who:

o     are uncomfortable with the risks of international investing

o     are looking for a less aggressive stock investment

o     require regular income or stability of principal

o     are pursuing a short-term goal or investing emergency reserves


10 | INTERNATIONAL EQUITY MANAGEMENT APPROACH

--------------------------------------------------------------------------------

INTERNATIONAL EQUITY INVESTMENT PROCESS

While each fund follows its own strategy, the funds as a group share a single investment philosophy. This philosophy, developed by the funds' advisor, focuses on allocating assets by country, selecting stocks and managing currency exposure. The funds largely avoid using sector or market-timing strategies.

Through its extensive global equity research and analytical systems, J.P. Morgan seeks to generate an information advantage. Using fundamental analysis as well as macro-economic models, J.P. Morgan develops proprietary research on countries, companies, and currencies. In these processes, the analysts focus on a relatively long period rather than on near-term expectations alone. The team of analysts dedicated to international equities includes more than 90 members around the world, with an average of nearly ten years of experience.

In managing the funds described in this prospectus, J.P. Morgan employs a three-step process that combines country allocation, fundamental research for identifying portfolio securities, and currency management decisions:

                                     [GRAPHIC]
            J.P. Morgan uses top-down analysis
                in determining which countries
                                  to emphasize

Country allocation J.P. Morgan takes an in-depth look at the relative valuations and economic prospects of different countries, ranking the attractiveness of their markets. Using these rankings, a team of strategists establishes a country allocation for each fund. Country allocation may vary either significantly or moderately from the benchmark, depending on the fund. J.P. Morgan considers the developed countries of Europe, excluding the U.K., as a whole while monitoring the fund's exposure to any one country.

                                          [GRAPHIC]
                 Stocks in each industry are ranked
             with the help of models, then selected
                                     for investment

Stock selection Various models are used to quantify J.P. Morgan's fundamental stock research, producing a ranking of companies in each industry group according to their relative value. Each fund's management team then buys and sells stocks, using the research and valuation rankings as well as its assessment of other factors, including:

o     catalysts that could trigger a change in a stock's price

o     potential reward compared to potential risk

o     temporary mispricings caused by market overreactions

                                         [GRAPHIC]
             In some funds, J.P. Morgan may adjust
               currency exposure to seek to manage
                         risks and enhance returns

Currency management The funds have access to J.P. Morgan's currency specialists in determining the extent and nature of each fund's exposure to various foreign currencies. (The Emerging Markets Equity fund typically maintains full currency exposure to those markets in which it invests.)


                                   INTERNATIONAL EQUITY MANAGEMENT APPROACH | 11

YOUR INVESTMENT
--------------------------------------------------------------------------------

For your convenience, the J.P. Morgan Funds offer several ways to start and add to fund investments.

INVESTING THROUGH A FINANCIAL PROFESSIONAL

If you work with a financial professional, either at J.P. Morgan or elsewhere, he or she is prepared to handle your planning and transaction needs. Your financial professional will be able to assist you in establishing your fund account, executing transactions, and monitoring your investment. If your fund investment is not held in the name of your financial professional and you prefer to place a transaction order yourself, please use the instructions for investing directly.

INVESTING THROUGH AN EMPLOYER-SPONSORED RETIREMENT PLAN

Your fund investments are handled through your plan. Refer to your plan materials or contact your benefits office for information on buying, selling, or exchanging fund shares.

INVESTING THROUGH AN IRA OR ROLLOVER IRA

Please contact a J.P. Morgan Retirement Services Specialist at 1-800-521-5411 for information on J.P. Morgan's comprehensive IRA services, including lower minimum investments.

INVESTING DIRECTLY

Investors may establish accounts without the help of an intermediary by using the instructions below and at right:

o Choose a fund (or funds) and determine the amount you are investing. The minimum amount for initial investments in a fund is $2,500 and for additional investments $500, although these minimums may be less for some investors. For more information on minimum investments, call 1-800-521-5411.

o Complete the application, indicating how much of your investment you want to allocate to which fund(s). Please apply now for any account privileges you may want to use in the future, in order to avoid the delays associated with adding them later on.

o Mail in your application, making your initial investment as shown at right.

For answers to any questions, please speak with a J.P. Morgan Funds Services Representative at 1-800-521-5411.

OPENING YOUR ACCOUNT

      By wire

o     Mail your completed application to the Shareholder Services Agent.

o Call the Shareholder Services Agent to obtain an account number and to place a purchase order. Funds that are wired without a purchase order will be returned uninvested.

o After placing your purchase order, instruct your bank to wire the amount of your investment to:

       State Street Bank & Trust Company
       Routing number: 031-100-238
       Credit: J.P. Morgan Funds
       Account number: 0073836
       FFC: your account number, name of registered owner(s) and fund name

      By check

o     Make out a check for the investment amount payable to J.P. Morgan Funds.

o     Mail the check with your completed application to the Transfer Agent.

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.

ADDING TO YOUR ACCOUNT

      By wire

o Call the Shareholder Services Agent to place a purchase order. Funds that are wired without a purchase order will be returned uninvested.

o Once you have placed your purchase order, instruct your bank to wire the amount of your investment as described above.

      By check

o     Make out a check for the investment amount payable to J.P. Morgan Funds.

o Mail the check with a completed investment slip to the Transfer Agent. If you do not have an investment slip, attach a note indicating your account number and how much you wish to invest in which fund(s).

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.


12 | YOUR INVESTMENT

SELLING SHARES

      By phone -- wire payment

o Call the Shareholder Services Agent to verify that the wire redemption privilege is in place on your account. If it is not, a representative can help you add it.

o Place your wire request. If you are transferring money to a non-Morgan account, you will need to provide the representative with the personal identification number (PIN) that was provided to you when you opened your fund account.

      By phone -- check payment

o Call the Shareholder Services Agent and place your request. Once your request has been verified, a check for the net amount, payable to the registered owner(s), will be mailed to the address of record. For checks payable to any other party or mailed to any other address, please make your request in writing (see below).

      In writing

o Write a letter of instruction that includes the following information: The name of the registered owner(s) of the account; the account number; the fund name; the amount you want to sell; and the recipients name and address or wire information, if different from those of the account registration.

o     Indicate whether you want the proceeds sent by check or by wire.

o Make sure the letter is signed by an authorized party. The Shareholder Services Agent may require additional information, such as a signature guarantee.

o     Mail the letter to the Shareholder Services Agent.

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.

      Redemption in kind

o Each fund reserves the right to make redemptions of over $250,000 in securities rather than in cash.

ACCOUNT AND TRANSACTION POLICIES

Telephone orders The funds accept telephone orders from all shareholders. The funds require that telephone orders be placed by pre-authorized individuals only. The funds will tape record telephone orders or take other reasonable precautions. However, if a fund does take such steps to ensure the authenticity of an order, you may bear any loss if the order later proves fraudulent.

Exchanges You may exchange shares in these funds for shares in any other J.P. Morgan or J.P. Morgan Institutional mutual fund at no charge (subject to the securities laws of your state). When making exchanges, it is important to observe any applicable minimums. Keep in mind that, for tax purposes, an exchange is considered a sale.

A fund may alter, limit, or suspend its exchange policy at any time.

Business hours and NAV calculations The funds' regular business days and hours are the same as those of the New York Stock Exchange (NYSE). Each fund calculates its net asset value per share (NAV) every business day as of the close of trading on the NYSE (normally 4:00 p.m. eastern time). The fund's securities are typically priced using market quotes or pricing services. When these methods are not available or do not represent a security's value at the time of pricing (e.g., when an event occurs on a foreign exchange after the close of trading on that exchange that would materially impact a security's value at the time the fund calculates its NAV), the security is valued in accordance with the fund's fair valuation procedures.

Timing of orders Orders to buy or sell shares are executed at the next NAV calculated after the order has been accepted. Orders are accepted until the close of trading on the NYSE every business day and are executed the same day, at that day's NAV. A fund has the right to suspend redemption of shares as permitted by law and to postpone payment of proceeds for up to seven days.

Transfer Agent

State Street Bank and Trust Company
P.O. Box 8411
Boston, MA 02266-8411
Attention: J.P. Morgan Funds Services

Shareholder Services Agent

Morgan Christiana Center

J.P. Morgan Funds Services - 2/OPS3
500 Stanton Christiana Road
Newark, DE 19713
1-800-521-5411

Representatives are available 8:00 a.m. to 6:00 p.m. eastern time on fund business days.


                                                            YOUR INVESTMENT | 13

--------------------------------------------------------------------------------

Timing of settlements When you buy shares, you will become the owner of record when a fund receives your payment, generally the day following execution. When you sell shares, proceeds are generally available the day following execution and will be forwarded according to your instructions. In-kind redemptions (described on page 13) will be available as promptly as is feasible.

When you sell shares that you recently purchased by check, your order will be executed at the next NAV but the proceeds will not be available until your check clears. This may take up to 15 days.

Statements and reports The funds send monthly account statements as well as confirmations after each purchase or sale of shares (except reinvestments). Every six months, each fund sends out an annual or semi-annual report containing information on its holdings and a discussion of recent and anticipated market conditions and fund performance.

Accounts with below-minimum balances If your account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), the fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 60 days after notification, the fund reserves the right to close out your account and send the proceeds to the address of record.

DIVIDENDS AND DISTRIBUTIONS

Each fund typically pays income dividends and makes capital gains distributions, if any, once a year. A fund may declare an additional income dividend in a given year, depending on its tax situation. However, a fund may also make fewer payments in a given year, depending on its investment results. Dividends and distributions consist of substantially all of the fund's net investment income and realized capital gains.

Dividends and distributions are reinvested in additional fund shares. Alternatively, you may instruct your financial professional or J.P. Morgan Funds Services to have them sent to you by check, credited to a separate account, or invested in another J.P. Morgan Fund.

TAX CONSIDERATIONS

In general, selling shares, exchanging shares, and receiving distributions (whether reinvested or taken in cash) are all taxable events. These transactions typically create the following tax liabilities for taxable accounts:

--------------------------------------------------------------------------------
Transaction                             Tax status

Income dividends                        Ordinary income

Short-term capital gains                Ordinary income
distributions

Long-term capital gains                 Capital gains
distributions

Sales or exchanges of shares            Capital gains or losses
owned for more than one year

Sales or exchanges of shares            Gains are treated as ordinary
owned for one year or less              income; losses are subject
                                        to special rules

Because long-term capital gains distributions are taxable as capital gains regardless of how long you have owned your shares, you may want to avoid making a substantial investment when a fund is about to declare a long-term capital gains distribution.

Every January, each fund issues tax information on its distributions for the previous year.

Any investor for whom a fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

Because each investor's tax circumstances are unique, please consult your tax professional about your fund investment.


14 | YOUR INVESTMENT

FUND DETAILS
--------------------------------------------------------------------------------

MASTER/FEEDER STRUCTURE

As noted earlier, each fund is a series of J.P. Morgan Funds, a Massachusetts business trust, and is a "feeder" fund that invests in a master portfolio. (Except where indicated, this prospectus uses the term "the fund" to mean the feeder fund and its master portfolio taken together.)

Each master portfolio accepts investments from other feeder funds, and all the feeders of a given master portfolio bear the portfolio's expenses in proportion to their assets. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same master portfolio on more attractive terms, or could experience better performance, than another feeder. Information about other feeders is available by calling 1-800-521-5411. Generally, when a master portfolio seeks a vote, its feeder fund will hold a shareholder meeting and cast its vote proportionately, as instructed by its shareholders. Fund shareholders are entitled to one full or fractional vote for each dollar or fraction of a dollar invested.

Each feeder fund and its master portfolio expect to maintain consistent goals, but if they do not, the feeder fund will withdraw from the master portfolio, receiving its assets either in cash or securities. Each feeder fund's trustees would then consider whether the feeder fund should hire its own investment adviser, invest in a different master portfolio, or take other action.

MANAGEMENT AND ADMINISTRATION

The feeder funds described in this prospectus, their corresponding master portfolios and J.P. Morgan Series Trust are all governed by the same trustees. The trustees are responsible for overseeing all business activities. The trustees are assisted by Pierpont Group, Inc., which they own and operate on a cost basis; costs are shared by all funds governed by these trustees. Funds Distributor, Inc., as co-administrator, along with J.P. Morgan, provides fund officers. J.P. Morgan, as co-administrator, oversees each fund's other service providers.

J.P. Morgan, subject to the expense reimbursements described earlier in this prospectus, receives the following fees for investment advisory and other services:

Advisory services                      Percentage of the master
                                       portfolio's average net assets

International Equity                   0.60%
European Equity                        0.65%
International Opportunities            0.60%
Emerging Markets Equity                1.00%

Administrative services                Master portfolio's and fund's
(fee shared with Funds                 pro-rata portions of 0.09% of
Distributor, Inc.)                     the first $7 billion of average net
                                       assets in J.P. Morgan-advised
                                       portfolios, plus 0.04% of aver-
                                       age net assets over $7 billion

Shareholder services                   0.25% of the fund's average
                                       net assets

J.P. Morgan may pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.


                                                               FUND DETAILS | 15

RISK AND REWARD ELEMENTS

This table identifies the main elements that make up each fund's overall risk and reward characteristics. It also outlines each fund's policies toward various investments, including those that are designed to help certain funds manage risk.

--------------------------------------------------------------------------------
                                                      Policies to balance risk
Potential risks           Potential rewards           and reward
--------------------------------------------------------------------------------

Foreign and other
market conditions

o Each fund's share       o Stocks have               o Under normal
  price and                 generally                   circumstances the funds
  performance will          outperformed more           plan to remain fully
  fluctuate in              stable investments          invested, with at least
  response to stock         (such as bonds and          65% in stocks; stock
  and bond market           cash equivalents)           investments may include
  movements                 over the long term          convertible securities,
                                                        preferred stocks,
o The value of most       o Foreign investments,        depository receipts
  bonds will fall when      which represent a           (such as ADRs and EDRs),
  interest rates rise;      major portion of the        trust or partnership
  the longer a bond's       world's securities,         interests, warrants,
  maturity and the          offer attractive            rights, and investment
  lower its credit          potential                   company securities
  quality, the more         performance and
  its value typically       opportunities for         o The funds seek to limit
  falls                     diversification             risk and enhance
                                                        performance through
o A fund could lose       o Most bonds will rise        active management,
  money because of          in value when               country allocation and
  foreign government        interest rates fall         diversification
  actions, political
  instability, or lack    o Foreign bonds, which      o During severe market
  of adequate and/or        represent a major           downturns, the funds
  accurate information      portion of the              have the option of
                            world's fixed income        investing up to 100% of
o Investment risks          securities, offer           assets in
  tend to be higher in      attractive potential        investment-grade
  emerging markets.         performance and             short-term securities
  These markets also        opportunities for
  present higher            diversification           o The Emerging Markets
  liquidity and                                         Equity Fund will invest
  valuation risks         o Emerging markets can        up to 20% of assets in
                            offer higher returns        debt securities when
o Adverse market                                        J.P. Morgan believes the
  conditions may from                                   potential total return
  time to time cause                                    exceeds potential total
  the fund to take                                      return in emerging
  temporary defensive                                   markets equity
  positions that are                                    securities
  inconsistent with
  its principal
  investment
  strategies and may
  hinder the fund from
  achieving its
  investment objective

Management choices

o A fund could            o A fund could              o J.P. Morgan focuses its
  underperform its          outperform its              active management on
  benchmark due to its      benchmark due to            securities selection,
  securities choices        these same choices          the area where it
  and other management                                  believes its commitment
  decisions                                             to research can most
                                                        enhance returns

Foreign currencies

o Currency exchange       o Favorable exchange        o Except as noted earlier
  rate movements could      rate movements could        in this prospectus, each
  reduce gains or           generate gains or           fund manages the
  create losses             reduce losses               currency exposure of its
                                                        foreign investments
o Currency risks tend                                   relative to its
  to be higher in                                       benchmark and may hedge
  emerging markets                                      a portion of its foreign
                                                        currency exposure into
                                                        the U.S. dollar from
                                                        time to time (see also
                                                        "Derivatives")

When-issued and delayed
delivery securities

o When a fund buys        o A fund can take           o Each fund uses
  securities before         advantage of                segregated accounts to
  issue or for delayed      attractive                  offset leverage risk
  delivery, it could        transaction
  be exposed to             opportunities
  leverage risk if it
  does not use
  segregated accounts


16 | FUND DETAILS

--------------------------------------------------------------------------------
                                                      Policies to balance risk
Potential risks           Potential rewards           and reward
--------------------------------------------------------------------------------

Derivatives

o Derivatives such as     o Hedges that               o The funds use
  futures, options,         correlate well with         derivatives, such as
  swaps, and forward        underlying positions        futures, options, swaps,
  foreign currency          can reduce or               and forward foreign
  contracts(1) that         eliminate losses at         currency contracts, for
  are used for hedging      low cost                    hedging and for risk
  the portfolio or                                      management (i.e., to
  specific securities     o A fund could make           establish or adjust
  may not fully offset      money and protect           exposure to particular
  the underlying            against losses if           securities, markets or
  positions and this        the investment              currencies); risk
  could result in           analysis proves             management may include
  losses to the fund        correct                     management of a fund's
  that would not have                                   exposure relative to its
  otherwise occurred      o Derivatives that            benchmark
                            involve leverage
o Derivatives used for      could generate            o The funds only establish
  risk management may       substantial gains at        hedges that they expect
  not have the              low cost                    will be highly
  intended effects and                                  correlated with
  may result in losses                                  underlying positions
  or missed
  opportunities                                       o While the funds may use
                                                        derivatives that
o The counterparty to                                   incidentally involve
  a derivatives                                         leverage, they do not
  contract could                                        use them for the
  default                                               specific purposes of
                                                        leveraging their
o Derivatives that                                      portfolios
  involve leverage
  could magnify losses

o Certain types of
  derivatives involve
  costs to a fund
  which can reduce
  returns

Securities lending

o When a fund lends a     o A fund may enhance        o J.P. Morgan maintains a
  security, there is a      income through the          list of approved
  risk that the loaned      investment of the           borrowers
  securities may not        collateral received
  be returned if the        from the borrower         o The fund receives
  borrower defaults                                     collateral equal to at
                                                        least 100% of the
o The collateral will                                   current value of
  be subject to the                                     securities loaned
  risks of the
  securities in which                                 o The lending agents
  it is invested                                        indemnify a fund against
                                                        borrower default

                                                      o J.P. Morgan's collateral
                                                        investment guidelines
                                                        limit the quality and
                                                        duration of collateral
                                                        investment to minimize
                                                        losses

                                                      o Upon recall, the
                                                        borrower must return the
                                                        securities loaned within
                                                        the normal settlement
                                                        period

Illiquid holdings

o A fund could have       o These holdings may        o No fund may invest more
  difficulty valuing        offer more                  than 15% of net assets
  these holdings            attractive yields or        in illiquid holdings
  precisely                 potential growth
                            than comparable           o To maintain adequate
o A fund could be           widely traded               liquidity, each fund may
  unable to sell these      securities                  hold investment-grade
  holdings at the time                                  short-term securities
  or price it desired                                   (including repurchase
                                                        agreements and reverse
                                                        repurchase agreements)
                                                        and, for temporary or
                                                        extraordinary purposes,
                                                        may borrow from banks up
                                                        to 331/3% of the value
                                                        of its total assets

Short-term trading


o Increased trading       o A fund could realize      o The funds generally
  could raise a fund's      gains in a short            avoid short-term
  brokerage and             period of time              trading, except to take
  related costs                                         advantage of attractive
                          o A fund could protect        or unexpected
o Increased short-term      against losses if a         opportunities or to meet
  capital gains             stock is overvalued         demands generated by
  distributions could       and its value later         shareholder activity.
  raise shareholders'       falls                       The turnover rate for
  income tax liability                                  each portfolio for its
                                                        most recent fiscal year
Policies to balance risk and reward                     is as follows:
                                                        International Equity
                                                        (80%); European Equity
                                                        (86%); International
                                                        Opportunities (86%); and
                                                        Emerging Markets Equity
                                                        (65%).


(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.


FUND DETAILS | 17

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

The financial highlights tables are intended to help you understand each fund's financial performance for the past one through five fiscal years or periods, as applicable. Certain information reflects financial results for a single fund share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, whose reports, along with each fund's financial statements, are included in the representative fund's annual report, which are available upon request.

J.P. MORGAN INTERNATIONAL EQUITY FUND

--------------
Per-share data For fiscal years ended October 31
----------------------------------------------------------------------------------------------
                                                1996       1997      1998      1999      2000
Net asset value, beginning of year ($)         10.68      11.38     10.97     10.56     12.41
----------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                    0.12       0.15      0.34      0.16      0.18
   Net realized and unrealized gain (loss)
   on investment and foreign currency
   transactions and translations ($)            1.16       0.23      0.14      2.30     (0.71)
----------------------------------------------------------------------------------------------
Total from investment operations ($)            1.28       0.38      0.48      2.46     (0.53)
----------------------------------------------------------------------------------------------
Less distributions to shareholders from:
   Net investment income ($)                   (0.24)     (0.25)    (0.42)    (0.31)    (0.16)
   Net realized gain ($)                       (0.34)     (0.54)    (0.47)    (0.30)    (1.05)
----------------------------------------------------------------------------------------------
Total distributions to shareholders ($)        (0.58)     (0.79)    (0.89)    (0.61)    (1.21)
----------------------------------------------------------------------------------------------
Net asset value, end of year ($)               11.38      10.97     10.56     12.41     10.67
----------------------------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
----------------------------------------------------------------------------------------------
Total return (%)                               12.31       3.46      4.87     24.41     (5.49)
----------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)        200,720    146,659    76,472    64,860    55,445
----------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                             1.14       1.12      1.17      1.21      1.30
   -------------------------------------------------------------------------------------------
   Net investment income (%)                    1.00       1.11      0.73      0.55      0.15
   -------------------------------------------------------------------------------------------
   Expenses without
   reimbursement (%)                            1.14       1.12      1.17      1.21      1.30
   -------------------------------------------------------------------------------------------
   Interest expense (%)                           --         --      0.01        --        --
   -------------------------------------------------------------------------------------------
Portfolio turnover rate (%)(1)                    57         67        74        70        80
----------------------------------------------------------------------------------------------

(1)   Represents the turnover of The International Equity Portfolio.


18 | J.P. MORGAN INTERNATIONAL EQUITY FUNDS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

J.P MORGAN EUROPEAN EQUITY FUND


--------------
Per-share data For fiscal periods ended
----------------------------------------------------------------------------------------------------------
                                          12/31/96(1) 12/31/97   For the eleven months  11/30/99  11/30/00
                                                                   ended 11/30/98
Net asset value, beginning of period ($)     10.00      11.61           13.35             15.42     17.06
----------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income (loss) ($)           0.01       0.10            0.12              0.17     (0.09)
   Net realized and unrealized gain (loss)
   on investment and foreign currency
   transactions ($)                           1.60       2.45            1.95              1.74     (2.08)
----------------------------------------------------------------------------------------------------------
Total from investment operations ($)          1.61       2.55            2.07              1.91     (2.17)
----------------------------------------------------------------------------------------------------------
Less distributions to shareholders from:
Net investment income ($)                       --      (0.07)             --             (0.20)    (0.10)
   Net realized gain ($)                      0.00(2)   (0.74)             --             (0.01)    (0.11)
   In excess of realized gain ($)               --         --              --             (0.06)       --
----------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)       0.00(2)   (0.81)             --             (0.27)    (0.21)
----------------------------------------------------------------------------------------------------------
Net asset value, end of period ($)           11.61      13.35           15.42             17.06     14.68
----------------------------------------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
----------------------------------------------------------------------------------------------------------
Total return (%)                             16.10(3)   22.10           15.51(3)          12.61    (12.75)
----------------------------------------------------------------------------------------------------------
Net assets, end of period ($ thousands)      2,072      4,832          14,902            13,262    10,267
----------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                           1.42(4)    1.42            1.42(4)           1.48      1.50
   -------------------------------------------------------------------------------------------------------
   Net investment income (%)                  0.29(4)    0.91            0.91(4)           0.57      0.22
   -------------------------------------------------------------------------------------------------------
   Expenses without
   reimbursement (%)                          2.50       3.78            2.03(4)           2.38      2.13
   -------------------------------------------------------------------------------------------------------
Portfolio turnover rate (%)(5)                  57         65              99                68        86
----------------------------------------------------------------------------------------------------------


(1)   The fund commenced operations on 5/13/96.

(2)   Less than 0.01.

(3)   Not annualized.

(4)   Annualized.




(5)   Represents the turnover of The European Equity Portfolio.


--------------------------------------------------------------------------------

J.P. MORGAN INTERNATIONAL OPPORTUNITIES FUND


--------------
Per-share data For fiscal periods ended November 30
----------------------------------------------------------------------------------------------------

                                                        1997(1)         1998         1999      2000
Net asset value, beginning of period ($)                  10.00         9.92        10.04     12.88
----------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                               0.06         0.23         0.21      0.13
   Net realized and unrealized gain (loss)
   on investment and foreign currency transactions ($)    (0.14)       (0.01)        2.93     (1.51)
----------------------------------------------------------------------------------------------------
Total from investment operations ($)                      (0.08)        0.22         3.14     (1.38)
----------------------------------------------------------------------------------------------------
Less distributions to shareholders from
   Net investment income ($)                                 --        (0.10)       (0.30)    (0.15)
   Net realized gain ($)                                     --        (0.00)(4)       --        --
----------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)                      --        (0.10)       (0.30)       --
----------------------------------------------------------------------------------------------------
Net asset value, end of period ($)                         9.92        10.04        12.88     11.35
----------------------------------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
----------------------------------------------------------------------------------------------------
Total return (%)                                          (0.80)(2)     2.30        32.13    (10.87)
----------------------------------------------------------------------------------------------------
Net assets, end of period ($ thousands)                  62,939       55,050       67,543    79,408
----------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                        1.20(3)      1.20         1.18      1.21
   -------------------------------------------------------------------------------------------------
   Net investment income (%)                               1.08(3)      0.96         0.47      0.55
   -------------------------------------------------------------------------------------------------
   Expenses without
   reimbursement and including interest expense (%)        1.51(3)      1.24         1.24      1.21
   -------------------------------------------------------------------------------------------------
   Interest expense (%)                                      --           --         0.01        --
   -------------------------------------------------------------------------------------------------
Portfolio turnover rate (%)(5)                               72          143           80        86
----------------------------------------------------------------------------------------------------


(1)   The fund commenced operations on 2/26/97.

(2)   Not annualized.

(3)   Annualized.

(4)   Less than 0.01.

(5)   Represent the turnover of The International Opportunities Portfolio.


                                     J.P. MORGAN INTERNATIONAL EQUITY FUNDS | 19

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

J.P. MORGAN EMERGING MARKETS EQUITY FUND

--------------
Per-share data For fiscal years ended October 31
--------------------------------------------------------------------------------
                                                           1996      1997      1998         1999      2000
Net asset value, beginning of year ($)                     9.65     10.18      9.78         6.25      7.74
-----------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                               0.08      0.08      0.12(1)      0.08      0.02
   Net realized and unrealized gain (loss)
   on investment and foreign currency transactions ($)     0.53     (0.42)    (3.57)(1)     1.84     (0.57)
-----------------------------------------------------------------------------------------------------------
Total from investment operations ($)                       0.61     (0.34)    (3.45)        1.92     (0.55)
-----------------------------------------------------------------------------------------------------------
Less distributions to shareholders from:
   Net investment income ($)                              (0.08)    (0.06)    (0.08)       (0.31)    (0.01)
   Net realized gain ($)                                     --        --        --           --        --
   In excess of net investment income ($)                    --        --        --        (0.12)    (0.03)
-----------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)                   (0.08)    (0.06)    (0.08)       (0.43)    (0.04)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                          10.18      9.78      6.25         7.74      7.15
-----------------------------------------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
-----------------------------------------------------------------------------------------------------------
Total return (%)                                           6.31     (3.34)   (35.54)       33.00     (7.12)
-----------------------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)                    59,107    45,444    23,387       35,786    34,204
-----------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Expenses (%)                                            1.69      1.65      1.76         1.75      1.75
   --------------------------------------------------------------------------------------------------------
   Net investment income (%)                               0.68      0.62      1.24         0.73      0.15
   --------------------------------------------------------------------------------------------------------
   Expenses without
   reimbursement (%)                                       1.69      1.65      1.82         1.87      1.96
   --------------------------------------------------------------------------------------------------------
Portfolio turnover rate (%)(2)                               31        55        44           87        65
-----------------------------------------------------------------------------------------------------------

(1)   Based on amounts prior to Statement of Position 93-2 adjustments.

(2)   Represents the turnover of The Emerging Markets Equity Portfolio.


20 | J.P. MORGAN INTERNATIONAL EQUITY FUNDS

--------------------------------------------------------------------------------

                    (THIS PAGE IS INTENTIONALLY LEFT BLANK)

--------------------------------------------------------------------------------
FOR MORE INFORMATION
--------------------------------------------------------------------------------

For investors who want more information on these funds, the following documents are available free upon request:

Annual/Semi-annual Reports Contain financial statements, performance data, information on portfolio holdings, and a written analysis of market conditions and fund performance for a fund's most recently completed fiscal year or half-year.

Statement of Additional Information (SAI) Provides a fuller technical and legal description of a fund's policies, investment restrictions, and business structure. This prospectus incorporates each fund's SAI by reference.

Copies of the current versions of these documents, along with other information about these funds, may be obtained by contacting:

J.P. Morgan Funds
Morgan Christiana Center
J.P. Morgan Funds Services - 2/OPS3
500 Stanton Christiana Road
Newark, DE 19713

Telephone: 1-800-521-5411

Hearing impaired: 1-888-468-4015

Email: JPM_Mutual_Funds@JPMorgan.com


Text-only versions of these documents and this prospectus are available, upon payment of a duplicating fee, from the Public Reference Room of the Securities and Exchange Commission in Washington, D.C. (1-202-942-8090) (publicinfo@sec.gov), or by writing the Public Reference Section of the SEC; Washington, DC 20549-0102, and may be viewed on-screen or downloaded from the SEC's Internet site at http://www.sec.gov. The funds' investment company and 1933 Act registration numbers are:


J.P. Morgan International Equity Fund ...................811-07340 and 033-54632

J.P. Morgan European Equity Fund ........................811-07340 and 033-54632

J.P. Morgan International Opportunities Fund ............811-07340 and 033-54632

J.P. Morgan Emerging Markets Equity Fund ................811-07340 and 033-54632

J.P. MORGAN FUNDS AND THE MORGAN TRADITION

The J.P. Morgan Funds combine a heritage of integrity and financial leadership with comprehensive, sophisticated analysis and management techniques. Drawing on J.P. Morgan's extensive experience and depth as an investment manager, the J.P. Morgan Funds offer a broad array of distinctive opportunities for mutual fund investors.

JPMorgan
--------------------------------------------------------------------------------

J.P. Morgan Funds

Advisor

J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, NY 10036
1-800-521-5411

Distributor

Funds Distributor, Inc.
60 State Street
Boston, MA 02109
1-800-221-7930